

<ARTICLE>                                           7
<CIK>                         0000054473
<NAME>                        KANSAS CITY LIFE INSURANCE COMPANY
<MULTIPLIER>                                   1,000

<PERIOD-TYPE>                  6-MOS
<FISCAL-YEAR-END>                              DEC-31-1997
<PERIOD-START>                                 JAN-01-1998
<PERIOD-END>                                   JUN-30-1998
<DEBT-HELD-FOR-SALE>                           2,062,158<F1>
<DEBT-CARRYING-VALUE>                            125,485<F2>
<DEBT-MARKET-VALUE>                              136,137<F2>
<EQUITIES>                                       114,616<F3>
<MORTGAGE>                                       296,198
<REAL-ESTATE>                                     85,682<F4>
<TOTAL-INVEST>                                 2,813,413
<CASH>                                            73,883
<RECOVER-REINSURE>                               110,042
<DEFERRED-ACQUISITION>                           217,232
<TOTAL-ASSETS>                                 3,501,190
<POLICY-LOSSES>                                  811,172
<UNEARNED-PREMIUMS>                                    0
<POLICY-OTHER>                                    36,184
<POLICY-HOLDER-FUNDS>                          2,714,857<F5>
<NOTES-PAYABLE>                                        0
<PREFERRED-MANDATORY>                                  0
<PREFERRED>                                            0
<COMMON>                                          23,121
<OTHER-SE>                                       532,757
<TOTAL-LIABILITY-AND-EQUITY>                   3,501,190
<PREMIUMS>                                        73,939
<INVESTMENT-INCOME>                              100,194
<INVESTMENT-GAINS>                                 4,961
<OTHER-INCOME>                                    61,316
<BENEFITS>                                       145,509
<UNDERWRITING-AMORTIZATION>                       17,117
<UNDERWRITING-OTHER>                               3,661<F6>
<INCOME-PRETAX>                                   31,830
<INCOME-TAX>                                       9,016
<INCOME-CONTINUING>                               22,814
<DISCONTINUED>                                         0
<EXTRAORDINARY>                                        0
<CHANGES>                                              0
<NET-INCOME>                                      22,814
<EPS-PRIMARY>                                       3.16
<EPS-DILUTED>                                       3.16
<RESERVE-OPEN>                                         0
<PROVISION-CURRENT>                                    0
<PROVISION-PRIOR>                                      0
<PAYMENTS-CURRENT>                                     0
<PAYMENTS-PRIOR>                                       0
<RESERVE-CLOSE>                                        0
<CUMULATIVE-DEFICIENCY>                                0


<F1>Debt securities held for sale represent FASB 115 available for sale fixed maturity securities reported on a current value basis, and do not include trading securities or securities held to maturity.
<F2>Debt securities represent FASB 115 held to maturity fixed maturity securities, and do not include trading securities or securities available for sale.
<F3>Equity securities include equity securities that are available for sale, under FASB 115.
<F4>Real estate includes real estate joint ventures.
<F5>Policyholder funds include accumulated contract values as defined by FASB
97, dividend and coupon accumulations and other policyowner funds.
<F6>Underwriting expenses represent amortization of the value of purchased insurance in force.


